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                                                                   EXHIBIT 10.43

                     AMENDED AND RESTATED SECURITY AGREEMENT

         THIS AMENDED AND RESTATED SECURITY AGREEMENT, dated as of April 28, 2000 (as amended and modified from time to time, this "Agreement"), by and among the Persons identified as "Grantors" on the signature pages hereto and such other Persons as may become Grantors after the date hereof (the "Grantors") and BANK OF AMERICA, N.A., as collateral agent (in such capacity, the "Collateral Agent") for the lenders from time to time party to the Credit Agreement described below and certain Affiliates of such lenders identified herein (the "Lenders"), amends and restates that certain Amended and Restated Security Agreement dated as of August 5, 1999 by and among the parties hereto.

                                   WITNESSETH

         WHEREAS, a $105 million revolving credit facility (the "Existing Credit Facility") was established in favor of RailWorks Corporation, a Delaware corporation (the "Borrower"), pursuant to the terms of that Amended and Restated Credit Agreement dated as of August 5, 1999 (as amended and modified, the "Existing Credit Agreement") among the Borrower, the Subsidiaries of the Borrower identified therein, the lenders identified therein, First Union National Bank, as Documentation Agent, Bank of America Canada, as Canadian Administrative Agent, and Bank of America, N.A., as Domestic Administrative Agent;

         WHEREAS, pursuant to that Amended and Restated Credit Agreement dated as of the date hereof (as amended and modified from time to time, the "Credit Agreement") among the Borrower, certain Subsidiaries of the Borrower identified therein, the lenders identified therein, First Union National Bank, as Documentation Agent, and Bank of America, N.A., as Administrative Agent, the Lenders have agreed to provide an amended and restated credit facility to replace, refinance and increase the Existing Credit Facility;

         WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make their respective loans and extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Lenders;

         NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective loans and extensions of credit thereunder, the Grantors hereby agree with the Collateral Agent, for the ratable benefit of the Lenders, as follows:

         SECTION 12.  Defined Terms.

         12.1     Definitions.

                  (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings provided in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Instruments, Inventory, Investment Property, Minerals and Proceeds. For purposes of this Agreement, the term "Lender" shall include any affiliate of any Lender which has entered into a Hedging Agreement with any Grantor to the extent permitted by the Credit Agreement.

                  (b) The following terms shall have the following meanings:

                  "Collateral":  as defined in Section 2 of this Agreement.

                  "Collateral Account": any collateral account established by the Collateral Agent as provided in Section 3.3 hereof or Section 6.2 hereof.

                  "Copyright License": any written agreement, naming any Grantor as licensor, granting any right under any Copyright including, without limitation, any thereof referred to in Schedule 3 hereto.


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                  "Copyrights": (a) all registered United States copyrights in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright office including, without limitation, any thereof referred to in Schedule 3 hereto, and (b) all renewals thereof including, without limitation, any thereof referred to in Schedule 3 hereto.

                  "Patent License": any written agreement providing for the grant by or to a Grantor of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 3 hereto.

                  "Patents": (a) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any letters patent referred to in Schedule 3 hereto, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in Schedule 3 hereto.

                  "Secured Obligations": the collective reference to all of the obligations of the Grantors to the Lenders (including the Issuing Lender) and the Agents, whenever arising, under the Credit Agreement or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Grantor, regardless of whether such interest is an allowed claim under the Bankruptcy Code), howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct, contingent, or joint and several, including, without limitation, all liabilities arising under Hedging Agreements relating to the Obligations to the extent permitted under the Credit Agreement, and all obligations and liabilities incurred in connection with collecting and enforcing the foregoing.

                  "Trademark License": any written agreement providing for the grant by or to a Grantor of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 3 hereto.

                  "Trademarks": (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 3 hereto, and (b) all renewals thereof.

                  "Uniform Commercial Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "Work": any work which is subject to copyright protection pursuant to Title 17 of the United States Code.

         12.2     Other Definitional Provisions.

                  (a)      The words "hereof," "herein" and "hereunder" and

         words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

                  (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         SECTION 13. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, each of the Grantors hereby grants to the Collateral Agent, for the ratable benefit of the Lenders, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

                  (a)      all Accounts;


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                  (b)      all cash and Cash Equivalents maintained on deposit
                  with the Collateral Agent;

                  (c)      all Chattel Paper;

                  (d)      all Copyrights;

                  (e)      all Copyright Licenses;

                  (f)      all Deposit Accounts;

                  (g)      all Documents;

                  (h)      all Equipment;

                  (i)      all Fixtures;

                  (j)      all General Intangibles;

                  (k)      all Instruments;

                  (l)      all Inventory;

                  (m)      all Investment Property;

                  (n)      all Patents;

                  (o)      all Patent Licenses;

                  (p)      all Trademarks;

                  (q)      all Trademark Licenses;

                  (r) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by such Grantor or in which it has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

                  (s) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

         The Grantors and the Collateral Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising, and (ii) is not to be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses. The Grantors and the Collateral Agent, on behalf of the Lenders, hereby further agree that this Agreement shall not constitute an assignment of, or a grant of security interest in, any contract or other agreement to which any Grantor is a party if such assignment or grant of a security interest is prohibited by the terms of such contract or other agreement.

         SECTION 14.  Provisions Relating to Accounts.

         14.1 Grantors Remain Liable under Accounts. Anything herein to the contrary notwithstanding, each of the Grantors shall remain liable under each of its Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither any Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Agent or any Lender of any payment relating to such Account pursuant hereto, nor shall any Agent or any Lender be obligated in any manner to perform any of the obligations of a Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any


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payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         14.2 Analysis of Accounts. The Collateral Agent shall have the right, once during each calendar year or at any time after the occurrence and during the continuation of an Event of Default, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Grantors shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection with such test verifications. At any time and from time to time, upon the Collateral Agent's request and at the expense of the Grantors, the Grantors shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. After the occurrence and during the continuation of an Event of Default, the Collateral Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Collateral Agent's satisfaction the existence, amount and terms of any Accounts.

         14.3     Collections on Accounts.

         (a) The Collateral Agent hereby authorizes the Grantors to collect the Accounts, provided that the Collateral Agent may terminate said authority at any time after the occurrence and during the continuation of an Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuation of an Event of Default, any payments of Accounts, when collected by the Grantors, (i) shall be forthwith (and, in any event, within two (2) Business Days) deposited by the Grantors in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Lenders only as provided in Section 6.3 hereof, and (ii) until so turned over, shall be held by the Grantors in trust for the Collateral Agent and the Lenders, segregated from other funds of the Grantors.

         (b) Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

         (c) At the Collateral Agent's reasonable request after the occurrence and during the continuation of an Event of Default, the applicable Grantor shall deliver to the Collateral Agent copies of all material documents in its possession or control (or as to which they have a right or ability to get) evidencing, and relating to, the agreements and transactions which gave rise to the Accounts.

         SECTION 15. Representations and Warranties. Each of the Grantors hereby represents and warrants to the Collateral Agent and the Lenders that:

         15.1 Title; No Other Liens. Except for Permitted Liens, the Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Lenders, pursuant to this Agreement and except such as have been filed in connection with Permitted Liens.

         15.2 Perfected First Priority Liens. The security interests granted in the Collateral are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens and are enforceable as such against all creditors of and purchasers from the Grantor.

         15.3 Chief Executive Office. The Grantor's chief executive office and chief place of business, and the place where it keeps its books and records, is located at the address shown on Schedule 1 hereto.

         15.4 Inventory. Set forth on Schedule 2 hereto are locations, including street address and state, where at least eighty percent (80%) of the inventory of the Grantors is located. Other than any Grantor which engages in wood treatment, no Grantor holds any Inventory pursuant to consignment, sale or return, sale on approval or similar arrangement.

         15.5 Ownership. Each Grantor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same.


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         15.6     Farm Products. None of the Collateral constitutes or is the
Proceeds of Farm Products.

         15.7 Minerals. None of the Collateral constitutes or is the Proceeds of Minerals.

         15.8     Copyrights, Patents and Trademarks.

         (a) Schedule 3 hereto includes all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses owned by the Grantor in its own name.

         (b) To the best of the Grantor's knowledge, each material Copyright, Patent and Trademark of the Grantor is valid, subsisting, unexpired, enforceable and has not been abandoned.

         (c) No Copyright, Patent or Trademark of the Grantor is the subject of any licensing or franchise agreement.

         (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any material Copyright, Patent or Trademark of the Grantor.

         (e) No action or proceeding is pending seeking to limit, cancel or question the validity of any material Copyright, Patent or Trademark of the Grantor. No action or proceeding is pending which, if adversely determined, would have a material adverse effect on the value of any material Copyright, Patent or Trademark of the Grantor.

         SECTION 16. Covenants. Each of the Grantors covenants and agrees with the Collateral Agent and the Lenders that, from and after the date of this Agreement until the Secured Obligations have been paid in full and the Commitments have been terminated:

         16.1     Maintenance of Perfected Security Interest; Further
Documentation.

         (a) The Grantor shall maintain the security interest created by this Agreement as a perfected security interest subject only to Permitted Liens and shall defend such security interest against claims and demands of all Persons, other than Permitted Liens.

         (b) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action (including, without limitation all actions required under the Federal Assignment of Claims Act or any similar state statute, filings in respect of Copyrights with the United States Copyright Office and filings in respect of Trademarks and Patents with the United States Patent and Trademark Office) as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests created hereby.

         16.2     Changes in Locations, Name, etc. The Grantor will not:

         (a) change the location of its chief executive office and chief place of business or the location at which it maintains its books and records from that specified on Schedule 1 hereto, unless it shall have given the Collateral Agent at least fifteen (15) days' prior written notice of such change and any filings required under the Uniform Commercial Code in effect in the affected jurisdiction to maintain the perfected security interest granted pursuant to this Agreement shall have been made; or

         (b) change its name, identity or corporate structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become seriously misleading, unless (i) it shall have given the Collateral Agent at least fifteen (15) days' prior written notice of such change and (ii) any filings required under the Uniform Commercial Code in effect in the affected jurisdiction to maintain the perfected security interest granted pursuant to this Agreement shall have been made.


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         (c)      if at any time at least eighty percent (80%) of the inventory of the Grantors is not located at the locations set forth on Schedule 2, then the Borrower shall promptly provide to the Collateral Agent a written update to
Schedule 2 such that such schedule, as updated, identifies locations at which at least eighty percent (80%) of the inventory of the Grantors is located.

         (d) upon the request of the Collateral Agent, the Borrower shall, within ten (10) Business Days of such request, provide to the Collateral Agent a written schedule of the locations, including street address and state, where any of the Collateral is located.

         16.3 Further Identification of Collateral. The Grantor will furnish to the Collateral Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

         16.4 Delivery of Instruments/Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, the Grantor shall immediately deliver such Instrument or Chattel Paper to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

         16.5 Preservation of Collateral. The Grantor shall keep the Collateral in good order, condition and repair and not use the Collateral in violation of the provisions of this Agreement or any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable statute, law, bylaw, rule, regulation or ordinance.

         16.6 Indemnification. The Grantor agrees to pay, and to save the Agents and the Lenders harmless from, any and all liabilities, costs and expenses (including, without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral and (iii) in connection with any of the transactions contemplated by this Agreement, except for any such liabilities which result from the gross negligence or wilful misconduct of the Agents or the Lenders, respectively. In any suit, proceeding or action brought by the Collateral Agent or any Lender under any Account for any sum owing thereunder, the Grantor will save, indemnify and keep the Collateral Agent and such Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor thereunder, arising out of a breach by the Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or its successors from the Grantor.

         16.7 Covenants Relating to Accounts Upon Default. At any time after the occurrence and during the continuation of an Event of Default:

                  (a) the amount represented by the Grantor to the Lenders from time to time as owing by each account debtor or by all account debtors in respect of its Accounts will at such time be the correct amount in all material respects actually owing by such account debtor or debtors thereunder;

                  (b) the Grantor will not amend, modify, terminate or waive any agreement giving rise to an Account in any manner which would reasonably be expected to materially adversely affect the value of the Accounts as Collateral;

                  (c) the Grantor will not fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to an Account (other than any right of termination);

                  (d) the Grantor will not fail to deliver to the Collateral Agent a copy of each material demand, notice or document received by it relating in any way to any agreement giving rise to an Account; and

                  (e) other than in the ordinary course of business as generally conducted by the Grantor, the Grantor will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.


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         16.8     Covenants Relating to Copyrights.

         (a) The Grantor will employ the Copyright for each material Work with such notice of copyright as may be required by law to secure copyright protection.

         (b) With respect to any material Copyright of the Grantor, the Grantor (i) will not do any act or knowingly omit to do any act whereby such Copyright may become invalidated, (ii) will not do any act, or omit to do any act, whereby such Copyright may become injected into the public domain; (iii) will notify the Collateral Agent immediately if it knows that such Copyright may become injected into the public domain or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any court or tribunal in the United States or any other country) regarding the Grantor's ownership of such Copyright or its validity; (iii) will take all necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of such Copyright including, without limitation, filing of applications for renewal where necessary; and (iv) will promptly notify the Collateral Agent of any material infringement of such Copyright of which it becomes aware and will take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

         5.9      Covenants Relating to Patents and Trademarks.

         (a) With respect to any material Trademark, the Grantor (either itself or through licensees) will (i) continue to use such Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated.

         (b) With respect to any material Patent, the Grantor will not do any act, or omit to do any act, whereby such Patent may become abandoned or dedicated.

         (c) The Grantor will notify the Collateral Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Patent or material Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding the Grantor's ownership of any material Patent or material Trademark or its right to register the same or to keep and maintain the same.

         (d) The Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of its material Patents and material Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

         (e) In the event that any material Patent or material Trademark is infringed, misappropriated or diluted by a third party, the Grantor shall promptly report such event to the Collateral Agent and shall promptly take such actions as the Grantor shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark, including, without limitation, where appropriate, bringing of suit for infringement, misappropriation or dilution, seeking injunctive relief and seeking to recover any and all damages for such infringement, misappropriation or dilution.

         5.10 New Patents, Copyrights and Trademarks. The Grantor shall promptly provide the Collateral Agent with (i) a listing of all applications, if any, for new Copyrights, Patents or Trademarks (together with a listing of the issuance of registrations or letters


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on present applications), which new applications and issued registrations or letters shall be subject to the terms and conditions hereunder, and (ii) such duly executed documents as the Collateral Agent may reasonably request to evidence the security interest in the Copyright, Patent or Trademark which is the subject of such new application.

         SECTION 17.  Remedies.

         17.1 Notice to Account Debtors. Upon the request of the Collateral Agent at any time after the occurrence and during the continuation of an Event of Default, the Grantors shall notify account debtors on the Accounts that the Accounts have been assigned to the Collateral Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Collateral Agent.

         17.2 Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Collateral Agent and the Lenders specified in Section 3.3 hereof with respect to payments of Accounts, after the occurrence and during the continuation of an Event of Default, all Proceeds received by the Grantors consisting of cash and checks shall be held by the Grantors in trust for the Collateral Agent and the Lenders, segregated from other funds of the Grantors, and shall, forthwith upon receipt by the Grantors, be turned over to the Collateral Agent in the exact form received by the Grantors (duly indorsed by the Grantors to the Collateral Agent, if required) and held by the Collateral Agent in a Collateral Account maintained under the sole dominion and control of the Collateral Agent. All Proceeds, while held by the Collateral Agent in a Collateral Account (or by the Grantors in trust for the Collateral Agent and the Lenders), shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.3 hereof.

         17.3 Application of Proceeds. At such intervals as may be agreed upon by the Grantors and the Collateral Agent, or, at any time after an Event of Default shall have occurred and be continuing, at the Collateral Agent's election, the Collateral Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Secured Obligations in the order set forth in Section 3.15(c) of the Credit Agreement, and any part of such funds which the Collateral Agent elects not so to apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by the Collateral Agent to the Grantors or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Secured Obligations have been paid in full and the Commitments have been terminated shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive the same.

         17.4 Code Remedies. At any time after an Event of Default shall have occurred and be continuing, the Collateral Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Grantors or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in a Grantor, which right or equity is hereby waived or released. The Grantors further agree, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the respective Grantor's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Lenders hereunder, including, without limitation, reasonable and actual attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in the order set forth in Section 3.15(c) of the Credit Agreement, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Uniform Commercial Code, need the Collateral Agent account for the surplus, if any, to each of the Grantors. To the extent permitted by applicable law, the Grantors


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

waive all claims, damages and demands it may acquire against the Collateral Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if received by the Grantors at least twenty (20) days before such sale or other disposition.

         17.5 Deficiency. The Grantors shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the reasonable and actual fees and disbursements of any attorneys employed by the Collateral Agent or any Lender to collect such deficiency.

         SECTION 18.  Rights of Collateral Agent.

         18.1 Powers. Each of the Grantors hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time in the Collateral Agent's reasonable discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to secure the Secured Obligations and grant security interests in the Collateral as contemplated by this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, at any time after an Event of Default has occurred and is continuing, to do the following:

                  (a) in the name of such Grantor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument or General Intangible or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise reasonably deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account, Instrument or General Intangible or with respect to any other Collateral, whenever payable; provided, however, that the Collateral Agent shall exercise the powers set forth in this clause (a) with respect to any Account only at any time when the authority of such Grantor to collect the Accounts has been terminated pursuant to Section 3.3(a) hereof;

                  (b) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect, any repairs or any insurance called for by the terms all or any part of the premiums therefor and the costs thereof;

                  (c) to execute, in connection with the sale provided for in Section 6.4 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                  (d) (i) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (iii) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral;
         (v) to defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (vi) to settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; (vii) to assign, or to grant licenses with respect to, any Copyright, Patent or Trademark (along with any goodwill relating thereto), on such terms and conditions as the Collateral Agent shall in its sole discretion determine, and (viii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and such Grantor's expense, at any time, or from time to time, all reasonable acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.


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

         The Collateral Agent agrees that, except after the occurrence and during the continuance of an Event of Default, it will forbear from exercising the power of attorney or any rights granted to the Collateral Agent pursuant to this Section 7.1.

         18.2 Performance by Collateral Agent of Grantors' Obligations. If any of the Grantors fail to perform or comply with any of their agreements contained herein, the Collateral Agent, at its option, but without any obligation to do so, may perform or comply, or otherwise cause performance or compliance, with such agreement.

         18.3 Grantors' Reimbursement Obligation. The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7, together with interest thereon at the rate per annum set forth in Section 3.1 of the Credit Agreement for Base Rate Loans from the date of payment by the Collateral Agent to the date reimbursed by the Grantors, shall be payable by the Grantors to the Collateral Agent on demand.

         18.4 Ratification; Power Coupled With An Interest. The Grantors hereby ratify all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Secured Obligations have been paid in full and the Commitments have been terminated.

         SECTION 19. Duty of Collateral Agent. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantors or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Grantors for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

         SECTION 20. Execution of Financing Statements. Pursuant to Section 9-402 of the Uniform Commercial Code, each of the Grantors authorizes the Collateral Agent to file financing statements with respect to the Collateral without the signature of such Grantor in such form and in such filing offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent and the Lenders under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

         SECTION 21. Authority of Collateral Agent. The Grantors acknowledge that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Lenders, be governed by the Credit Agreement and the other Credit Documents, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Grantors shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

         SECTION 22. Notices. All notices shall be given or made in accordance with Section 11.1 of the Credit Agreement.

         SECTION 23. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 24.  Amendments in Writing; No Waiver; Cumulative Remedies.


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

         24.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Collateral Agent and the Grantors directly affected thereby; provided that any provision of this Agreement may be waived by the Collateral Agent in a letter or agreement executed by the Collateral Agent or by facsimile transmission from the Collateral Agent.

         24.2 No Waiver by Course of Conduct. Neither the Collateral Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 13.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Lender would otherwise have on any future occasion.

         24.3 Remedies Cumulative. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         SECTION 25. Section Headings. The section and subsection headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         SECTION 26. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Grantors and shall inure to the benefit of the Collateral Agent and the Lenders and their successors and assigns, provided that the Grantors may not assign any of their rights or Secured Obligations under this Agreement without the prior written consent of the Collateral Agent and any such purported assignment without such consent shall be null and void.

         SECTION 27. Term of Agreement. This Agreement and the Liens granted hereunder shall remain in full force and effect until the Secured Obligations have been paid in full and the Commitments have been terminated, at which time the Collateral Agent shall release and terminate the Liens granted to it hereunder. Upon such release and termination, (i) the Borrower shall be entitled to the return, at its expense, of any and all funds in the Collateral Account and such of the Collateral held by the Collateral Agent as shall not have been sold or otherwise applied pursuant to the terms hereof and (ii) the Collateral Agent will, at the Borrower's expense, execute and deliver to the Borrower such UCC termination statements and other documents as the Borrower shall reasonably request to evidence such termination.

         SECTION 28. Counterparts. This Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         SECTION 29. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND SECURED OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  [Remainder of Page Intentionally Left Blank]


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



         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:               RAILWORKS CORPORATION,
                        a Delaware corporation
                        ALPHA-KEYSTONE ENGINEERING, INC.,
                        a Pennsylvania corporation
                        ANNEX RAILROAD BUILDERS, INC.,
                        an Indiana corporation
                        BIRMINGHAM WOOD, INC.,
                        an Alabama corporation
                        COMSTOCK HOLDINGS INC.,
                        a Delaware corporation
                        COMTRAK CONSTRUCTION, INC.,
                        a Georgia corporation
                        CONDON BROTHERS, INC.,
                        a Washington corporation
                        CPI CONCRETE PRODUCTS, INCORPORATED,
                        a Tennessee corporation
                        EARL CAMPBELL CONSTRUCTION COMPANY, INC., a Texas corporation FCM RAIL, LTD., a Michigan corporation
                        GANTREX CORPORATION,
                        a Pennsylvania corporation
                        H.P. MCGINLEY, INC.,
                        a Pennsylvania corporation
                        IMPULSE ELECTRIC ENTERPRISES OF NEW YORK, INC., a New York corporation
                        KENNEDY RAILROAD BUILDERS, INC.,
                        a Pennsylvania corporation
                        L.K. COMSTOCK & COMPANY, INC.,
                        a New York corporation
                        M-TRACK ENTERPRISES, INC.,
                        a New York corporation

                        By:
                           ---------------------------------------------
                        Name:   Michael R. Azarela
                        Title:  Executive Vice President of each of the
                                foregoing Guarantors

                           [Signature Pages Continue]


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


                         MCCORD TREATED WOOD, INC.,
                         an Alabama corporation
                         MERIT RAILROAD CONTRACTORS, INC.,
                         a Missouri corporation
                         MIDWEST CONSTRUCTION SERVICES, INC. ,
                         an Indiana corporation
                         MIDWEST RAILROAD CONSTRUCTION & MAINTENANCE
                         CORPORATION OF WYOMING, a Wyoming corporation MINNESOTA RAILROAD SERVICE, INC., a Tennessee corporation
                         NEOSHO ASIA, INC.,
                         a Kansas corporation
                         NEOSHO CENTRAL AMERICA, INC.,
                         a Kansas corporation
                         NEOSHO CONSTRUCTION COMPANY, INCORPORATED, a Kansas corporation
                         NEOSHO CONTRACTORS, INC.,
                         a Wyoming corporation
                         NEOSHO INCORPORATED,
                         a Kansas corporation
                         NEOSHO INTERNATIONAL, INC.,
                         a Kansas corporation
                         NEW ENGLAND RAILROAD CONSTRUCTION CO., INC., a Connecticut corporation
                         NORTHERN RAIL SERVICE AND SUPPLY COMPANY, INC., a Michigan corporation
                         RAILCORP, INC.,
                         an Ohio corporation
                         RAILROAD SERVICE, INC.,
                         a Nevada corporation
                         RAILWORKS RAIL SERVICES, INC.,
                         a Kansas corporation
                         RWKS TRANSIT, INC.,
                         a New York corporation
                         SHELDON ELECTRIC, INC.,
                         a Delaware corporation
                         SOUTHERN INDIANA WOOD PRESERVING CO., INC., an Indiana corporation
                         TWIGG CORPORATION,
                         a Maryland corporation

                         By:
                            --------------------------------------
                         Name:   Michael R. Azarela
                         Title:  Executive Vice President of each of the
                                 foregoing Guarantors

                           [Signature Pages Continue]


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


                            U.S. RAILWAY SUPPLY, INC.,
                            an Indiana corporation
                            U.S. TRACKWORKS, INC.,
                            a Michigan corporation
                            V&R ELECTRICAL CONTRACTORS, INC.,
                            a New York corporation
                            WM. A. SMITH CONSTRUCTION CO., INC.,
                            a Texas corporation
                            WOOD WASTE ENERGY, INC.,
                            a Virginia corporation
                            W. T. BYLER CO., INC.,
                            a Texas corporation

                            By:
                               --------------------------------
                            Name:   Michael R. Azarela
                            Title:  Executive Vice President of each of
                                    the foregoing Guarantors

                            F&V METRO RW, INC.,
                            a Delaware corporation
                            RAILWORKS CANADA, INC.
                            a Delaware corporation

                            By:
                                -------------------------------
                            Name:   John P. Nuzzo
                            Title:  Assistant Secretary of each of the
                                    foregoing Guarantors

                            By:
                               --------------------------------
                            Name:   Michael R. Azarela
                            Title:  Executive Vice President of each of
                                    the foregoing Guarantors

                            DURA-WOOD LLC,
                            a Delaware limited liability company

                            By:     MCCORD TREATED WOOD, INC.,
                                    an Alabama corporation, its managing member

                                    By:
                                       -----------------------------
                                    Name:    Michael R. Azarela
                                    Title:   Executive Vice President

                           [Signature Pages Continue]


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


COLLATERAL
AGENT:                              BANK OF AMERICA, N.A.,
                                    as Collateral Agent

                                    By:
                                       ----------------------------
                                    Name:
                                    Title:



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